Exhibit 3.6

MEMORANDUM
AND
ARTICLES OF ASSOCIATION
OF
SHINYO OASIS LIMITED

Incorporated the 27th day of September, 2004.

HONG KONG

     No. 924771
[COPY]
COMPANIES ORDINANCE (CHAPTER 32)
CERTIFICATE OF INCORPORATION

I hereby certify that
SHINYO OASIS LIMITED
     is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.
          Issued by the undersigned on 27 September 2004.
MISS R. CHEUNG

for Registrar of Companies
Hong Kong

Company No. 924771
THE COMPANIES ORDINANCE
(CHAPTER 32)
SPECIAL RESOLUTION
OF
SHINYO OASIS LIMITED

Passed on 19 October 2004

     At an Extraordinary General Meeting of the Company duly convened and held at Suite 801, 8/F., Asian House, 1 Hennessy Road, Wanchai, Hong Kong on 19 October, 2004 at 11:00 a.m. the following Resolution was passed as a Special Resolution: -
CHANGE OF NAME
     “THAT the name of the Company be changed to SHINYO KANNIKA LIMITED.”
(Sd.) Lo Yu Ching
Amity Corporte Services Limited
Amity Corporte Services Limited
Chairman
Dated this, 19 October 2004

THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION
OF
SHINYO OASIS LIMITED

First:- The name of the Company is “SHINYO OASIS LIMITED”.
Second:-The Registered Office of the Company will be situated in Hong Kong.
Third:- The liability of the members is limited.
Fourth:- The Share Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified, or other special rights, privileges, restrictions or conditions.

     I/We, the undersigned, whose name(s), address(es) and description(s) is/are hereto subscribed, am/are desirous of being formed into a Company in pursuance of this Memorandum of Association, and I/we respectively agree to take the number of share(s) in the capital of the Company set opposite to my/our respective name(s):-

Number of Share(s)
taken by each
Name(s), Address(es) and Description(s) of Subscriber(s)	subscriber
Amity Corporate Services Limited	One

Room 2210, C C Wu Building,
302 Hennessy Road,
Wanchai,
Hong Kong.
Corporation

Total Number of Share(s) Taken	One

Dated the 20th day of September, 2004.
WITNESS to the above signatures:
Lo Yu Ching
Secretary
Room 2210, C C Wu Bldg.,
302-308 Hennessy Road,
Hong Kong.

THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION
OF
SHINYO OASIS LIMITED

PRELIMINARY
1. The regulations in Table A in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby specifically excluded or are inconsistent with the Articles herein contained. In particular, but without in any way limiting the generality of the foregoing, clauses 11, 24, 25, 49, 55, 81, 86, 91 to 99 inclusive, 101, 108, 114 and 136 of Table A shall not apply or are modified as hereinafter appearing.
PRIVATE COMPANY
2.	The Company is a private company, and accordingly:-

(a)	no invitation shall be issued to the public to subscribe for any shares or debentures of the Company;

(b)	the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company were, while in that employment, and have continued after the determination of that employment to be, members of the Company) shall be limited to fifty, provided that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be treated as a single member; and

(c)	the right to transfer the shares of the Company shall be restricted in manner hereinafter appearing.
SHARES
3. The Shares shall be under the control of the Directors who may subject to section 57B of the Ordinance allot or otherwise dispose of the same to such person or persons on such terms and conditions and either at a premium or at par and with such rights and privileges annexed thereto and at such times as the Directors may think fit and with full power to give to any person the call of any shares either at par or at a premium during such time and for such consideration as the Directors think fit, and in particular such shares or any of them may be issued by the Directors with a preferential, deferred or qualified right to dividends, and with a special or qualified right of voting or without a right of voting. Any preference share may be issued on the terms that it is, or at the option of the Company is, liable to be redeemed.
4. The Company shall have the first and paramount lien upon all the shares registered in the name of each Member and upon the proceeds of sale thereof, for his debts, liabilities and engagements, solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares.
5. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any shares as the absolute owner thereof, and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by Ordinance required, be bound to recognise any equitable or other claim to, or interest in, such shares on the part of any other person.
6. Subject to the Ordinance and the sanction of the Court, the Company may by special resolution issue shares at a discount.

TRANSFER OF SHARES
7. The Directors may in their absolute discretion and without assigning any reason therefor, refuse to register a transfer of any share. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal as required by Section 69 of the Ordinance.
REDEMPTION OR PURCHASE OF OWN SHARES
8. Subject to the Ordinance, the Company may by Special Resolution redeem or purchase its own shares out of its capital.
GENERAL MEETINGS
9. A General Meeting shall be held once in every year at such time (not being more than fifteen months after the holding of the last preceding General Meeting) and place as may be prescribed by the Company in General Meeting and if no other time or place is prescribed a General Meeting shall be held at such time and place as the Directors may from time to time determine. General Meetings held under this Article shall be called Annual General Meetings. General Meetings other than the Annual General Meetings shall be called Extraordinary General Meetings. Provided that so long as the Company holds its First Annual General Meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year.
10. (a) The quorum for the transaction of business at any General Meeting shall be two members present in person or by proxy. Notwithstanding any provision herein, if the Company has only one member, that member presents in person or by proxy shall be the quorum of a General Meeting of the Company.
     (b) Meetings may be held in Hong Kong or at such other place or places in the world as the majority of the shareholders in value shall from time to time by resolution determine.
     (c) A resolution in writing signed by all the shareholders and annexed or attached to the General Meetings Minute Book shall be as valid and effective as a resolution passed at a meeting duly convened. The signature of any shareholder may be given by his Attorney or Proxy. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more shareholders.
     (d) Where the Company has only one member and that member takes any decision that may be taken by the Company in General Meeting and that has effect as if agreed by the Company in General Meeting, he shall (unless that decision is taken by way of a resolution in writing duly signed by him) provide the Company with a written record of that decision within 7 days after the decision is made.
DIRECTORS
11. Unless and until otherwise determined by an Ordinary Resolution of the Company, the minimum number of Director(s) shall be one and there shall be no maximum number of Directors.
12. The first Director(s) shall be appointed in writing by the subscriber(s) to the Memorandum of Association of the Company or by the Company in General Meeting.
13. A Director need not hold any shares in the Company and is not subject to rotation or retirement at the Annual General Meetings. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.
DIRECTORS’ REMUNERATION
14. (a) The Directors shall be paid out of the funds of the Company remuneration for their services such sum (if any) as the Company may by Ordinary Resolution from time to time determine.
     (b) The Directors shall also be entitled to be paid their reasonable expenses incurred in consequence of their attendance at meetings of Directors, committee meetings or General Meetings or otherwise in or about the business of the Company.
15. The Directors may award extra remuneration out of the funds of the Company (by way of salary, commission or otherwise as the Directors may determine) to any Director who performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director.
POWERS OF DIRECTORS
16. The business of the Company shall be managed by the Directors, who shall pay all expenses incurred in the formation and registration of the Company, and who may exercise all such powers of the Company as are not by the Ordinance or by these

Articles required to be exercised by the Company in General Meeting, subject to any provision in these Articles or the Ordinance and to any resolution, not being inconsistent with any such provision, as may be passed by the Company in General Meeting; but no such resolution shall invalidate any prior act of the Directors. The general powers given to the Directors by this Article shall be in addition to, and not limited or restricted by, any special authority or power given to the Directors by any other Article.
17. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents for the Company, and may fix their remuneration, and may delegate (with or without power to sub-delegate as the Directors shall determine) to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, and may authorise the members of any local board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
18. The Directors may from time to time and at any time by power of attorney or other instrument appoint any person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other instrument may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
19. Subject to and to the extent permitted by the Ordinance, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a Branch Register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such Branch Register.
20. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.
21. (a) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures, debenture stocks, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stocks, bonds and other securities of the Company may be made assignable free from any equities between the Company and the person to whom the same may be issued, and may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at General Meetings of the Company, appointment of Directors and otherwise.
     (b) The Directors shall cause a proper register to be kept, in accordance with the provisions of the Ordinance, of all mortgages and charges affecting the property of the Company and shall duly comply with the requirements of the Ordinance in regard to the registration of mortgages and charges therein specified and otherwise. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.
APPOINTMENT AND REMOVAL OF DIRECTORS
22. The Company may, from time to time, by Ordinary Resolution appoint new Directors.
23. The Company may also by Ordinary Resolution remove any Director notwithstanding anything in these Articles or in any agreement between him and the Company and may, appoint another person in his stead.
24. The Directors shall have power, exercisable at any time and from time to time, to appoint any other person as a Director, either to fill a casual vacancy or as an addition to the Board.
25. In the event that the quorum and minimum number of directors are fixed at two or more directors, the continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting of the Company, but for no other purpose. If there shall be no Directors able or willing to act, then any member may summon a General Meeting for the purpose of appointing Directors.
RESERVE AND ALTERNATE DIRECTORS
26. (a) If the Company has only one member and that member is also the sole director, the Company may in General Meeting, notwithstanding anything in these Articles, nominate a person (other than a body corporate) who has attained the age of 18 years as a Reserve Director of the Company to act in the place of the sole director in the event of his death. Any duly authorized officer of the Company is empowered to send the particulars of the nomination of the Reserve Director to the Registrar of Companies, pursuant to section 158 of the Ordinance.
     (b) Each Director may by written notification to the Company nominate any other person to act as Alternate Director in his place and at his discretion in similar manner remove such Alternate Director. The Alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company; and each Alternate Director, whilst acting as such, shall exercise and discharge all the functions, powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as Alternate Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor. Any Director of the Company who is appointed an Alternate Director shall be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an Alternate Director shall vacate his office as such Alternate Director if and when the Director by whom he has been appointed removes him or vacates office as Director. A Director shall not be liable for the acts or defaults of any Alternate Director appointed by him.
DIRECTORS’ INTERESTS
27. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with the provisions of the Ordinance. A general notice given to the Directors by a Director to the effect that he is a member or a director of a specified company or firm, and is to be regarded as interested in any contract, arrangement or dealing which may, after the date of the notice, be entered into or made with that company or firm, shall, for the purpose of this Article, be deemed to be a sufficient disclosure of interest in relation to any contract, arrangement or dealing so entered into or made. Without prejudice to the generality of the foregoing, a Director shall give notice to the Company of such matters relating to himself as may be necessary for the purposes of Sections 155B, 158, 161 and 161B of the Ordinance.
28. A Director may hold any other office or place of profit under the Company (other than the office of Auditor), and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director, for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intended Director shall be disqualified by his office from contracting with the Company, nor shall any contract or arrangement entered into by or on behalf of the Company with any Director or any firm or company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit, remuneration or other benefits realised by any such contract or arrangement by reason only of such Director holding that office, or of any fiduciary relationship thereby established.
29. A Director shall be entitled to vote as a Director in respect of any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted, and he shall be taken into account in determining the quorum for the meeting at which any such contract or arrangement is to be considered.
30. A Director may hold office as a director in or manager of any other company in which the Company is a shareholder or is otherwise interested, and (subject to any agreement with the Company to the contrary) shall not be liable to account to the Company for any remuneration or other benefits receivable by him from such other company. The Board may exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as the Board thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors or other officers of such company or voting or providing for the payment of remuneration to the directors of such company) and any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be, appointed a director or other officer of such other company and as such is or may become interested in the exercise of such voting rights in manner aforesaid.
DIRECTORS’ MEETINGS
31. (a) Meetings of the Directors may be held in Hong Kong or in any other part of the world as may be convenient for the majority.
     (b) Unless otherwise determined by the Company by Ordinary Resolution, the quorum for meeting of the Directors shall be two. Notwithstanding any provision herein, if the Company has only one Director, the quorum for Board Meeting shall be one.
     (c) The Directors may participate in any Board Meeting by means of conference telephone or other communications equipment through which all other directors present at the Meeting can hear each other and such participation shall constitute attendance at Board Meeting as if those participating were present in person, provided always that the quorum was already present at the meeting. The Directors may also, in urgent cases, pass a resolution by way of telephonic conference, provided always that a written resolution is subsequently signed by all the directors in accordance with (d) below.

     (d) A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held, without the need for any agenda or notice. The signature of any Director may be given by his alternate. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more of the Directors. A cable, telex, fax message or other written electronic communication sent by a Director or his alternate shall be deemed to be a document signed by him for the purposes of this Article.
     (e) Where the Company has only one Director and that Director takes any decision that may be taken in a meeting of the Directors and that has effect as if agreed in a meeting of the Directors, he shall (unless that decision is taken by way of a resolution in writing duly signed by him) provide the Company with a written record of that decision within 7 days after the decision is made.
THE SEAL
32. The Directors shall procure a common seal to be made for the Company, and shall provide for the safe custody thereof. The Seal shall not be affixed to any instrument except by the authority of the Directors or a committee authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by one Director or some other person nominated by the Directors for the purpose.
33. The Company may exercise all the powers of having official seals conferred by the Ordinance and such powers shall be vested in the Directors.
SECRETARY
34. (a) The Directors shall appoint a Secretary of the Company for such period, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them. In the event that the secretary appointed is a corporation or other body, it may act and sign by the hand of any one or more of its directors or officers duly authorised. The First Secretary of the Company shall be Kinetic Corporate Services Limited
     (b) Where the Company has only one Director, that Director shall not also be the Secretary of the Company.
     (c) Where the Company has only one Director, the Company shall not have as Secretary of the Company a body corporate the sole Director of which is the sole Director of the Company.
WINDING UP
35. If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up Capital, such assets shall be distributed so that as near as may be the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively and if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or which ought to have been paid up on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of any shares issued upon special terms and conditions.
36. (a) If the Company shall be wound up whether voluntarily or otherwise the liquidators may with the sanction of a Special Resolution divide among the contributories in specie or kind any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the liquidators with the like sanction think fit.
     (b) If thought expedient any such division may be otherwise than in accordance with the legal rights of the contributories and in particular any class may be given preferential or special rights or may be excluded altogether or in part; but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined on any contributory who would be prejudiced thereby shall have a right to dissent and ancillary rights as if such determination were a Special Resolution passed pursuant to Section 237 of the Ordinance.
     (c) In case any of the shares to be divided as aforesaid consist of shares which involve a liability to calls or otherwise, any person entitled under such division to any of the said shares may, within ten days after the passing of the Special Resolution by notice in writing, direct the Liquidator to sell his proportion and pay him the net proceeds, and the liquidator shall, if practicable, act accordingly.

Name(s), Address(es) and Description(s) of Subscriber(s)
Amity Corporate Services Limited

Room 2210, C C Wu Building,
302 Hennessy Road,
Wanchai,
Hong Kong. Corporation

Dated the 20th day of September, 2004.
WITNESS to the above signatures:
Lo Yu Ching
Secretary
Room 2210,C C Wu Bldg.,
302-308 Hennessy Road,
Hong Kong.

No. 924771
編號

COMPANIES ORDINANCE
(CHAPTER 32)
香港法例第 **32** 章
公司條例

CERTIFICATE OF INCORPORATION
公司註冊證書

***

I hereby certify that
本人謹此證明

SHINYO OASIS LIMITED

and that this company is limited.
有限公司。

Issued by the undersigned on 27 September 2004.
本證書於二〇〇四年九月廿七日簽發。

MISS R. CHEUNG
for *Registrar of Companies*
Hong Kong
香港公司註冊處處長
(公司註冊主任 張潔心 代行)

C.R.F. 4 (99)

COMPANIES ORDINANCE (CHAPTER 32) CERTIFICATE OF INCORPORATION I hereby certify that SHINYO OASIS LIMITED is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited. Issued by the undersigned on 27 September 2004. MI SS.R.;. .CHEUNG for Registrar of Companies Hong Kong

No. 924771
編號

COMPANIES ORDINANCE (CHAPTER 32)

香港法例第 **32** 章

公司條例

CERTIFICATE OF CHANGE OF NAME

公司更改名稱證書

* * *

I hereby certify that

本人謹此證明

SHINYO OASIS LIMITED

經通過特別決議，已將其名稱更改，該公司的註冊名

the name of

稱現為

SHINYO KANNIKA LIMITED

Issued by the undersigned on 29 October 2004.

本證書於 二〇〇四年 十月廿九日 簽發。

MISS R. CHEUNG

for *Registrar of Companies Hong Kong*

香港公司註冊處處長

(公司註冊主任 張潔心 代行)

C.R.F. 11 (04)

COMPANIES ORDINANCE (CHAPTER 32) CERTIFICATE OF CHANGE OF NAME ‘>3£&;£^^lF * * * I hereby certify that fr A n jt i$: W SHINYO OASIS LIMITED having by special resolution changed its name, is now incorporated under M it ig. 4^ ft\ * ^ — e, 4f * ^ 14 ^_ at • & ‘> 3 tf i£ fli- ;£the name of ^ ^ A SHINYO KANNIKA LIMITED Issued by the undersigned on 2 9 October 2 0 04 .$/6-tA^v^v* cA^^*-j/^ MISS R. CHEUNG ‘ for Registrar of Companies Hong Kong ^^^^1 ?i^f^^^ (^ii*±te 3§ IS/CMlK^)

Company No. 924771
THE COMPANIES ORDINANCE
(CHAPTER 32)
SPECIAL RESOLUTION
OF
SHINYO OASIS LIMITED

Passed on 19 October 2004

     At an Extraordinary General Meeting of the Company duly convened and held at Suite 801, 8/F., Asian House, 1 Hennessy Road, Wanchai, Hong Kong on 19 October, 2004 at 11:00 a.m. the following Resolution was passed as a Special Resolution: -
CHANGE OF NAME
     “THAT the name of the Company be changed to SHINYO KANNIKA LIMITED.”
(Sd.) Lo Yu Ching
Amity Corporte Services Limited
Amity Corporte Services Limited
Chairman
Dated this, 19 October 2004